Exhibit 10.10

                              MDNY Healthcare, Inc.

                           IPA Participation Agreement

                                    AGREEMENT

      This Agreement (the "Agreement") is dated as of the 26th day of January 1998, by and between MDNY Healthcare, Inc. ("MDNY"), a business corporation established in accordance with the laws of New York and Island Practice Association I.P.A., Inc. ("IPA"), a business corporation established in accordance with the laws of New York.

                              W I T N E S S E T H:

      WHEREAS,   MDNY  is  licensed  and  certified  as  a  health   maintenance
organization ("HMO") in accordance with the provisions of Article 44 of the Public Health Law; and

      WHEREAS, IPA is an Independent Practice Association, which has been established to arrange for the delivery or provision of health services by individuals licensed to practice medicine and other health professions, and, as appropriate, ancillary medical services and equipment, pursuant to a contract between it and an HMO that would make the services of such health care providers available to the HMO and its Members; and

      WHEREAS, IPA operates in Nassau, Queens and Suffolk Counties ("Service Area"); and

      WHEREAS, IPA wishes to contract with MDNY by making its provider network available to Members in MDNY and wishes to provide other related services to MDNY that will assist MDNY in the operation of the HMO;

      NOW, THEREFORE, in consideration of mutual agreements, undertakings, representations and warranties hereinafter set forth, the parties hereby agree as follows:

      1. Definitions:

            1.1. Covered Services shall mean those health care services that a Member is entitled to receive and are authorized for payment pursuant to MDNY's health benefit plan as defined by the applicable Subscriber Contract. Services rendered by a professional shall be defined as Covered Professional Services. Services rendered in a hospital or other health care facility shall be defined as Covered Hospital Services.

            1.2. Emergency Services shall mean those healthcare services required to be provided to Members as a result of a medical or behavioral condition, the onset of which is sudden, that manifests itself by symptoms of sufficient severity, including severe pain, that a prudent layperson, possessing an average knowledge of medicine and health, could reasonably expect the absence of immediate medical attention to result in:

                  (a) placing the health of the person afflicted with such condition in serious jeopardy, or in the case of a behavioral condition, placing the health of such person or others in serious jeopardy;

                  (b)   serious impairment to such person's bodily functions;

                  (c) serious dysfunction of any bodily organ or part of such person; or

                  (d)   serious disfigurement of such person.

            1.3. IPA Members shall mean those MDNY Members who either select or are randomly assigned by virtue of their resident zip code to a specific IPA.

            1.4. Members shall mean those subscribers, or their eligible dependents, who are entitled to receive certain health care services, pursuant to MDNY's health benefit plan, as defined by the applicable Subscriber Contract.

            1.5. Participating Provider shall mean a health care provider who has entered into a Participating Provider Agreement with an MDNY-affiliated practice association to render Covered Services to Members.

            1.6. Participating Facilities shall mean licensed general acute care or specialty facilities or other health care facilities that have contracted with MDNY to render Covered Services to Members.

            1.7. Subscriber Contract shall mean the contract between a Member and MDNY.

      2. Responsibilities of MDNY:

            2.1. Licensure and Status: MDNY shall maintain its licensed status as an HMO and shall undertake all steps necessary to maintain its license in accordance with the provisions of Article 44 of the Public Health Law, the Insurance Law and other applicable federal and State statutes and regulations promulgated thereunder.

            2.2. Subscriber Contracts: MDNY shall enter into, maintain or amend Subscriber Contracts that govern the provision of health care services by MDNY to Members. The terms of these Subscriber Contracts, which have been provided to IPA, are, to the extent relevant hereto, made a part hereof. MDNY represents that it shall take all steps to satisfy the terms of these Subscriber Contracts and that IPA shall be informed of any amendments thereto.


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

            2.3. Ultimate Responsibility: Notwithstanding any other provision in this contract to the contrary, MDNY shall be responsible for ensuring that any service provided by IPA pursuant to this contract complies with all pertinent provisions of federal, State and local statutes, rules and regulations. IPA acknowledges and agrees that MDNY is required to establish, operate and maintain a health service delivery system, quality assurance system, provider credentialing system, member grievance system and other systems meeting the standards of the New York State Department of Health ("DOH"), and is directly accountable to DOH for compliance with DOH standards for the provision of high quality, cost effective care to Members. Notwithstanding any delegation of certain functions by MDNY to IPA under this Agreement, MDNY nevertheless retains ultimate responsibility for the provision of these services and nothing in this Agreement shall be construed to limit MDNY's authority or responsibility to meet applicable quality standards or to take prompt corrective action to address a quality of care problem, resolve a Member grievance or to comply with a regulatory requirement. MDNY shall be responsible for its agreement with IPA and for the agreement between IPA and physicians and other health care providers and suppliers and for the care provided through such arrangements to the same extent as it is responsible for arrangements with all other types of health care providers, including, but not limited to, responsibility for all aspects of medical delivery, including quality assurance, credentialing of providers in the IPA network, and utilization management.

            2.4. Delegation Subject to Performance Monitoring: IPA agrees that any delegation of authority or responsibility for provider credentialing and relations, utilization review and/or other administrative functions by MDNY shall be subject to performance monitoring and independent validation by MDNY and DOH, as well as any independent quality review/assessment organization (e.g., NCQA) approved by MDNY and/or DOH to undertake such monitoring and assessment.

            2.5. Financial Terms: Payments by MDNY to IPA for services rendered in accordance with this Agreement shall be made in accordance with Exhibits A, B, C and D, attached hereto and incorporated herein, and any subsequent agreements between MDNY and IPA that may be entered into by both parties.

            2.6. Administrative Services: MDNY shall provide administrative services to IPA necessary for IPA to discharge its obligations, which may include the following:

                  (a) providing a provider manual specifying the policies and procedures established by MDNY that are applicable to Participating Providers, as the same may be amended from time to time, including but not limited to grievance procedures, claims administration, appeal procedures, utilization management, quality assessment and improvement, risk management and credentialing policies.

                  (b) filing reports, seeking approvals and complying with applicable laws and regulations of state, federal and other regulatory agencies having jurisdiction over MDNY in connection with matters addressed by this Agreement.


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

                  (c)   performing,   directly  or  indirectly,   all  necessary
administrative, accounting, enrollment and other functions appropriate for marketing and administration of MDNY's programs.

                  (d) collecting, directly or indirectly, Member premium payments and other items of income to which MDNY is entitled to under or in connection with its programs, except for coinsurance, copayments and permitted deductibles that Participating Providers are required to collect.

                  (e) performing, directly or indirectly, utilization review activities.

                  (f) establishing and administering Member grievance and appeal procedures in accordance with applicable law.

                  (g) performing primary source verification of all health care providers who apply to become Participating Providers.

                  2.6.1 In the event that administrative services necessary for IPA to discharge its obligations are delegated by IPA to an entity other than MDNY, which delegation must be approved by HMO, the delegation of administrative services shall be governed by an agreement similar in form and content to that of the Administrative Services Agreement attached hereto as Exhibit G.

      3. Responsibilities of IPA:

            3.1. Financial Responsibility: IPA shall assume financial responsibility for services provided pursuant to this Agreement to IPA Members, in accordance with the provisions of a Participating Provider Agreement entered into between Participating Providers and IPA and approved by MDNY, a copy of which has been provided to MDNY. In accordance with applicable law and regulation, Members shall not be liable for the costs in excess of the amount specified in the applicable Subscriber Contract of any Covered Services that are included in such Subscriber Contract. The Subscriber Contracts have also been provided to IPA. IPA agrees that in no event, including but not limited to nonpayment or insolvency by MDNY, or breach of this Agreement, shall IPA bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Member or other person (other than MDNY) acting on his/her/their behalf, for services arranged for by IPA.

            3.2. Provider-Related Responsibilities: IPA shall be responsible for:

                  (a) developing a comprehensive provider network of primary care and specialist physicians to provide medical and surgical services that is geographically and specialty balanced and meets the access and service requirements of MDNY. IPA shall undertake all appropriate steps to recruit the providers necessary to meet such requirements. IPA shall provide, at the earliest possible time, notice to MDNY


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

of any significant changes in the capacity of IPA to arrange for the provision of Covered Services to Members as contemplated by this Agreement. MDNY shall determine whether Members' access to IPA Participating Providers is unacceptable based upon factors, which may include but are not limited to industry accepted geographic access standards, employer requests and access to competitors' networks. In the event that MDNY determines that Members' access to IPA
Participating Providers is unacceptable, MDNY may request that IPA take corrective action acceptable to MDNY within ninety (90) days. If IPA fails to take such corrective action within such ninety (90) day period, MDNY may terminate this Agreement as provided in Section (8).

                  (b) implementing the credentialing and recredentialing policies of MDNY with respect to IPA Participating Providers except for primary source verification which will be performed by MDNY or a mutually acceptable assigned third party which is in compliance with NCQA requirements and MDNY's policies and standards. IPA shall have written policies and procedures for credentialing and recredentialing health care providers who apply to become IPA Participating Providers. These credentialing and recredentialing policies and procedures ("Policies") must comply with the current nationally recognized review organization and MDNY standards, as promulgated or revised from time to time, and shall include, at a minimum, the following:

                  (i) Scope of Credentialing. IPA's policies must address the credentialing of all staff, network, and contracted group/solo practices utilized for the provision of Covered Services to Members. IPA must credential all personnel functioning as case managers and assure that all utilization review agents are registered in accordance with applicable law and regulation.

                  (ii)  Credentialing  Criteria.   IPA's  written  credentialing
                  policies must:

                        a. Include minimum criteria for credentialing health care providers, as well as the circumstances under which exceptions, if any, may be made;

                        b. Designate the person(s) responsible for conducting credentialing activities and for seeking approval of clinical personnel;

                        c. Establish a Credentialing or Quality Assessment Committee responsible for credentialing decisions;

                        d.    Define   time    frames   and    procedures    for
                        recredentialing, which must occur at least every two years; and

                        e. Require the review of the credentialing policies by the IPA's governing body at predetermined intervals.


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

                  (iii) Scope of Recredentialing. IPA must have written policies regarding the scope and frequency of recredentialing activities. These policies must define time frames and procedures for recredentialing. IPA's credential files must, at a minimum, document current licensing, DBA, and certifications. In addition, a confidential information form must be completed by Participating Providers at time of recredentialing and maintained in IPA's file. Any positive response to a malpractice suit inquiry or loss of hospital privileges, or any other disciplinary action noted in National Practitioners Data Bank or Federation of State Medical Board responses must be reviewed by MDNY's Medical Director.

                  (c) establishing directly, or through the authority granted to IPA's medical management committee, policies and procedures to ensure: (1) a uniform standard of care is delivered throughout the IPA; (2) quality standards established by MDNY are met and maintained by IPA Participating Providers; and
(3) the financial viability and solvency of IPA.

                  (d) ensuring that all IPA Participating Providers agree to adhere to the medical management directives established by IPA, as approved by MDNY, and the quality improvement ("QI") directives established by MDNY.

                  (e) accurately documenting the QI directives established by MDNY utilizing standards accepted by a recognized national review organization, which may be amended upon prior written notice to IPA.

                  (f) developing and implementing policies and procedures associated with a comprehensive compensation program, that includes, but is not limited to, such elements as a fee schedule program, a risk sharing program that includes adequate provisions for reserves, and an incentive program, in order to fairly and appropriately compensate IPA Participating Providers for rendering services to subscribers while maintaining the financial viability and solvency of IPA and adequately providing funds that may be used to cover any deficits associated with the risk sharing program.

                  (g) ensuring that IPA Participating Providers agree to comply with all of the applicable requirements and conditions for providing services to Medicare beneficiaries, pursuant to a contract between the Health Care Financing Administration and MDNY. Such requirements shall include, but are not limited to, those related to advance directives, medical record retention and access to medical, financial and administrative records by governmental authorities for inspection and review purposes.

                  (h)  ensuring   that  all   contracts   between  IPA  and  IPA
Participating Providers conform to requirements established by DOH, including compliance with Chapter 705 of the Laws of 1996.


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

                  (i) ensuring that IPA Participating Providers cooperate in MDNY's marketing programs.

            3.3. Reports: IPA will supply MDNY with all claims, utilization and other information available to it that may be necessary in order for MDNY to submit required reports to State and other regulatory entities, or that may be reasonably necessary to assist MDNY in the conduct and operation of the HMO.

            3.4. Participation in IPA's Quality Assurance/Utilization  Meetings:
IPA shall  allow one or more  members of MDNY's  Utilization  Review and Quality
Assurance Medical Staff to participate in IPA's Quality Assurance and/or Utilization meetings relating to Members. In addition, IPA shall provide MDNY with copies of the minutes of such meetings relating to Members within ten (10) business days of receipt of a written request from MDNY for such minutes.

            3.5. Complaints: IPA and IPA Participating Providers agree to cooperate with MDNY and provide MDNY with the information necessary to resolve Member grievances with respect to Covered Services and other issues and abide by decisions of MDNY Grievance Committee. IPA and IPA Participating Providers agrees to cooperate and participate with MDNY in any internal peer review and external audit system and grievance procedures as may be established by MDNY. IPA and IPA Participating Providers shall comply with and be bound by all final determinations rendered by the peer review process of grievance mechanism.

            3.6. Referrals: Except in the event of a medical Emergency, IPA and Participating Providers shall not refer any Members to any specialist other than another IPA Participating Provider without specific prior approval from MDNY or Member's primary care physician, in accordance with the Member's Subscriber Contract. All charges resulting from such referral without specific prior approval from MDNY or Member's primary care physician shall be the financial responsibility of the IPA.

            3.7. Accessibility and Continuity of Care: IPA agrees that the Covered Services it has arranged to provide shall be available and accessible to Members 24 hours per day, seven days per week in a manner which assures continuity of care.

            3.8.  Other  Program  Participation:  Covered  Services  under  this
Agreement shall be made available to Members of any health maintenance organization plan offered by MDNY. MDNY has or intends to seek a contract to serve Medicare and Medicaid beneficiaries. Such beneficiaries shall be considered as Members. IPA and IPA Participating Providers shall be bound by all the rules and regulations of the Medicare and Medicaid programs. MDNY, on its own, or together with IPA, reserves the right to introduce new health maintenance organization plans to its membership during the course of this Agreement, provided however, that IPA may reject participation in any new plan upon a showing of financial cause or health services related reasons for such rejection. IPA shall use its best efforts to cause each of its IPA Participating Providers to participate in the provider network sponsored by MDNY Preferred Network, Inc., a preferred provider organization.


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

      4. IPA Participating Provider Information:

      IPA shall provide to MDNY a complete list of IPA Participating Providers, including names, office addresses, office hours, telephone and facsimile numbers, and, area of practice or specialty. IPA shall notify MDNY in writing within ten (10) business days of its receipt of written notice of any change in this information. IPA shall provide to MDNY at least sixty (60) days prior notice (or, if IPA does not receive at least sixty (60) days notice, then such notice as IPA actually receives) of the termination of IPA's relationship with a IPA Participating Provider. IPA shall obtain a completed credentialing application to become a Participating Provider from each IPA Participating Provider who is subject to MDNY's credentialing standards, which shall conform to the credentialing standards of a nationally recognized review organization. IPA shall obtain all necessary releases from IPA Participating Providers to permit IPA to release said credentialing files to MDNY, and MDNY shall be entitled to presume that such releases have, been obtained.

      5. Compensation:

            5.1. General: In accordance with Exhibit A, which is subject to change only upon mutual agreement of the parties, unless such change is required by law or regulatory authority, MDNY shall compensate IPA for the provision of Covered Services. IPA Participating Providers and other health care professionals shall be compensated by IPA for rendering Covered Services in accordance with policies and procedures of IPA approved by MDNY, which approval shall not unreasonably be withheld. IPA Participating Providers shall collect and retain any copayments from Members according to the applicable Subscriber Contract.

                  5.1.1 Upon notice to IPA, MDNY may revise the compensation specified in Exhibit A of this Agreement to accurately reflect compensation for the year 1998. MDNY warrants that such 1998 compensation shall not be materially different from the compensation specified in Exhibit A, and shall not financially disadvantage IPA.

            5.2. Professional Services:

                  5.2.1. Compensation for Covered Professional Services rendered to IPA Members shall be based on a percentage of premium as set forth in Exhibit
A. Compensation shall be made by the twentieth (20th) of each month for commercial claims and the tenth (10th) of each month for government sponsored claims, and shall be computed on the basis of the most current group information available. In the event an IPA Member is not eligible to receive services during the entire month, the compensation for that Member-month shall be prorated to the number of days the IPA Member will be eligible. A summary report identifying the IPA Members by type of plan and coverage will be provided on a monthly basis. Compensation shall be subject to adjustments by MDNY, retroactive up to ninety (90) days, either upward or downward, consistent with change in membership, change in plan design, or change in premium.


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

                  5.2.2. All claims for Covered Professional Services rendered to IPA Members shall be paid as described in Exhibit D. All Claims for Covered Professional Services that together with all other Covered Services in excess of stop-loss provisions as set forth in Exhibit E, attached hereto and incorporated herein, shall not be charged to IPA.

                  5.2.3. Referrals to specialists who are not Participating Providers must, where required by the applicable Subscriber Contract, be approved in advance by IPA and shall be paid by IPA. In accordance with MDNY's obligation to ensure appropriate delivery of services to Members, MDNY shall review all such referrals and reject any referral it determines does not meet the particular health care needs of the Member. If that referral specialist has an agreement with MDNY and not IPA, the specialist will be paid according to the agreement with MDNY. If that referral specialist has no agreement with MDNY or IPA, IPA shall have the opportunity to negotiate payment rates with such referral specialist and payment will be made as agreed upon by the referral specialist and IPA. In the event that IPA and referral specialist cannot agree upon payment terms, payment will be made according to the terms of the Member's Subscriber Contract or as agreed upon between MDNY and the referral specialist. Such amount shall be charged to IPA.

                  5.2.4. IPA Participating Providers shall be paid according to a fee schedule established by IPA and approved by MDNY. In the absence of a withhold, IPA must establish a contingency or reserve fund approved by MDNY, which approval shall not unreasonably be withheld.

                  5.2.5. Any surplus of IPA shall be retained by IPA. IPA shall establish policies and procedures for distribution of such surplus. Such policies and procedures shall be reviewed by MDNY, and shall not be implemented in the event they are determined to be in violation of applicable laws and regulations. Any deficit of IPA shall be the responsibility of IPA. IPA shall establish policies and procedures, approved by MDNY, to ensure that sufficient funds will be available to cover current or projected deficits of IPA.

            5.3. Shared Risk Fund:

                  5.3.1. MDNY shall establish and administer, with the approval of IPA, one (1) Shared Risk Fund as a budget for Covered Hospital Services rendered to IPA Members, pursuant to Exhibit D. Distributions to the Shared Risk Fund by MDNY shall be based on a percentage of premium, as set forth in Exhibit
A. Such distributions shall be subject to adjustments,  retroactive up to ninety
(90) days, either upward or downward, consistent with change in membership, change in plan design, or change in premium.

                  5.3.2. Claims for Covered Hospital Services rendered to IPA Members, as described in Exhibit D, shall be charged to the Shared Risk Fund, when the Covered Hospital Services are provided within or are referred outside of MDNY's service area or Participating Facilities. All Claims for Covered Hospital Services in


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excess of stop-loss provisions as set forth in Exhibit E shall not be charged to the Shared Risk Fund.

                  5.3.3. At a time agreed to by IPA and MDNY, which shall be no less than one quarter (1/4) of one (1) year and no greater than one (1) year, MDNY shall calculate the difference between the amounts credited to the Shared Risk Fund for that period of time and the actual charges made to the Shared Risk Fund. In making this calculation, actual charges shall include an adequate reserve, as approved by MDNY, for unpaid and incurred but not reported claims. Accruals to these reserves will be reviewed monthly by MDNY and adjusted to reflect claims history. In the event the charges exceed the amounts in the Shared Risk Fund, IPA and MDNY shall be responsible for such deficit, if any, as set forth in Exhibit A. In the event the amounts in the Shared Risk Fund exceed the charges, IPA and MDNY shall receive distributions, if any, as set forth in Exhibit A. The first distribution of the surplus shall be made at a time agreed to by IPA and MDNY, which shall be no less than one quarter (1/4) of one (1) year and no greater than one (1) year, following the end of the first calendar year of this Agreement.

            5.4. Carve-Out Fund: MDNY shall establish and administer one (1) Carve-Out Fund that relates to those services that MDNY and IPA agree to separate from the services covered by IPA. Distributions to such Fund shall be calculated based on a set amount for each IPA Member per month as determined by MDNY as set forth in Exhibit B. Such distributions shall be subject to adjustments by MDNY, retroactive up to ninety (90) days, either upward or downward, consistent with change in membership, change in plan design, or change in premium.

            5.5. Specialty Networks Fund: For MDCIassic and MDClassic 65 Members, MDNY shall establish and administer one (1) Specialty Networks Fund that relates to those services that MDNY and IPA agree to separate from those services covered by IPA. Distributions to such Fund shall be based on a set amount for each IPA Member per month as determined by MDNY as set forth in Exhibit C. Such distributions shall be subject to adjustments by MDNY, retroactive up to ninety (90) days, either upward or downward, consistent with change in membership, change in plan design, or change in premium.

      6. Insurance and Indemnification:

            6.1. IPA Insurance: IPA shall maintain policies of comprehensive general liability, including professional liability and other insurance of the types and in amounts customarily carried by independent practice associations with respect to their operations, including stop-loss and reinsurance as set forth in Exhibit E. Such policies shall provide for thirty (30) day cancellation notification to MDNY and shall be effective on or before the Effective Date. Such policies shall include coverage for claims which are incurred during the term of this Agreement but which arise after termination of this Agreement. IPA shall, upon request, provide MDNY with certificates with respect to said policies and any renewals or replacements thereof and shall arrange with its insurance carrier(s) to notify MDNY in the event of any change in the status of such coverage.


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

            6.2. MDNY Insurance: MDNY shall maintain policies of comprehensive general liability, including professional liability, in amounts satisfactory to IPA and other insurance of the types customarily carried by HMOs, such as MDNY, with respect to their operations. Such policies shall provide for thirty (30) day cancellation notification to IPA and shall be effective on or before the Effective Date. Such policies shall include coverage for claims which are incurred during the term of this Agreement but which arise after termination of this Agreement. MDNY shall, upon request, provide IPA with certificates with respect to said policies and any renewals or replacements thereof and shall arrange with its insurance carrier(s) to notify IPA in the event of any change in the status of such coverage.

            6.3. IPA Participating Provider Insurance: IPA shall require that each IPA Participating Provider shall maintain policies of professional liability insurance in the amounts of $1,000,000 per occurrence and $3,000,000 in the aggregate, as well as extended insurance coverage through a hospital, if available. Such policies shall provide for thirty (30) day cancellation notice to IPA. Such policies shall include coverage for claims which are incurred during the term of the agreement between the IPA and IPA Participating Provider but which arise after termination of such agreement. IPA Participating Provider, upon request of IPA, provide IPA with certificates with respect to said policies and any renewals or replacements thereof and shall arrange with its insurance carrier(s) to notify IPA in the event of any change in the status of such coverage.

            6.4. Indemnification:

                  6.4.1. IPA shall indemnify and hold harmless MDNY and its directors, officers and agents of, from and against any and all loss, damage, expense or other liability arising out of the performance by IPA of services under this Agreement, excepting only liability attributable to the willful misconduct or the willful, wanton or reckless failure by MDNY, its agents, servants, employees or independent contractors engaged by MDNY (but not by IPA) to perform their respective obligations under this Agreement or the negligence of MDNY or the negligence of MDNYs agents, servants, employees or independent contractors engaged by MDNY (but not by IPA). This indemnity agreement shall include indemnity against all costs, expenses and liabilities incurred in and in connection with any such claim or liability, and proceeding brought thereon, and the reasonable cost of the defense thereof.

                  6.4.2. MDNY shall indemnify and hold harmless IPA and its directors, officers and agents from and against any and all loss, damage, expense or other liability arising out of the performance by MDNY of services under this Agreement, excepting only liability attributable to the willful misconduct or the willful, wanton or reckless failure by IPA, its agents, servants, employees or independent contractors engaged by IPA (but not by MDNY) to perform their respective obligations under this Agreement or the negligence of IPA or the negligence of IPA's agents, servants, employees or independent contractors engaged by IPA (but not by MDNY). This indemnity agreement shall include indemnity against all costs, expenses and liabilities incurred in and in connection with any such claim or liability, and proceeding brought thereon, and the reasonable cost of the defense thereof.

                  6.4.3. In no event shall either party hereunder be liable to the other for punitive damages on account of the default under this Agreement or otherwise. Each party shall indemnify the other against any liability resulting from performance of duties hereunder.

      7. Term of Agreement:

      This Agreement shall be effective for an initial term of ten (10) years from the date of its original execution ("Effective Date"), except for the terms of Exhibit sections of this document. Renewal subject to MDNY Bylaws and MDNY Board of Directors approval and shall be automatically renewable thereafter for additional one (1) year terms unless the Agreement is terminated in accordance with the provisions of section 8, section 11 or section 15.1 of this Agreement.

      8. Termination of Agreement:

            8.1. IPA or MDNY shall have the right to terminate this Agreement by written notice thereof to the other if the other party shall be in material default hereunder or shall have breached its material obligations under this Agreement and shall have failed to cure same within a period of sixty (60) days following the giving of written notice by the other party of such default or breach by the non-faulting party. Such notice of termination shall take effect upon no less than one hundred eighty (180) days following receipt of notice of breach or default if such breach or default was not substantially cured within the sixty (60) day cure period to the reasonable satisfaction of the party giving such notice. If substantial cure cannot reasonably be completed in such sixty (60) day period, and if good faith reasonable efforts to effect cure have been commenced and are being diligently pursued by die defaulting party, the other party may, at its sole discretion, extend the time period in which the breach must be cured. The Commissioner of the Department of Health shall be notified of any intention to terminate this Agreement. Any dispute as to whether either party was in default in accordance with this Agreement shall be resolved in accordance with the provisions of section 16.6 of this Agreement.

            8.2. In the event this Agreement terminates as a result of a breach or default by the IPA of any provision in this Agreement, the contracts between the IPA and IPA Participating Providers shall automatically be assigned to MDNY. This provision shall survive the termination of this Agreement

      9. Records/Confidentiality:

      To the extent any medical records relating to any Member for whom IPA has arranged for the provision of health services are maintained by IPA, such records shall be maintained in such form and contain such information as may be required by MDNY and State and federal regulatory bodies now and as may be amended in the future, and such records shall be retained for a period consistent with any record retention requirements of federal or State law, rule or regulation, but in no event less than six (6) years (including six (6) years from the date a minor Member reaches the age of majority).

      MDNY shall be entitled, in accordance with applicable law and regulations, to access the financial records of IPA pertaining to this Agreement, and IPA shall account to MDNY in detail for all funds received pursuant to this Agreement. Subject to the foregoing, all records, whether business, medical or otherwise, relating to the operation of MDNY's programs or its beneficiaries or providers, including but not limited to all books of account, enrollment records, general administrative records and patient records, provider files and related materials shall be and remain the sole property of IPA, provided, however, that MDNY, State and federal regulatory entities shall have access to such information, upon their request, as may be required in accordance with applicable law and regulations.

      10. Representations and Warranties:

            10.1. MDNY hereby represents, warrants and covenants to IPA as follows:

                  (a) MDNY is a duly organized, validly existing New York business corporation in good standing, with full corporate power and authority to execute and deliver this Agreement and to perform the obligations undertaken herein. All corporate action required to be taken by MDNY to authorize its execution, delivery and performance of this Agreement has been duly and properly taken. MDNY is licensed as a health maintenance organization pursuant to the provisions of Article 44 of the Public Health Law and will maintain its license in good standing.

                  (b) This Agreement is duly executed and delivered by MDNY and is the valid and legally binding obligation of MDNY, enforceable against it in accordance with its terms.

                  (c) Each of the representations, warranties and covenants set forth in this section shall survive the execution, expiration and termination of this Agreement.

            10.2. IPA hereby represents, warrants and covenants to MDNY as follows:

                  (a) IPA is a duly organized, validly existing New York entity in good standing, with full corporate power and authority to execute and deliver this Agreement and to perform the obligations undertaken herein. All corporate action required to be taken by IPA to authorize its execution, delivery and performance has been duly and properly taken.

                  (b) IPA is a duly organized independent practice association, established in accordance with the provisions of New York State law and regulation, which contracts with physicians and other providers of medical or medically related services in order that it may contract with MDNY.

                  (c) Each of the representations, warranties and covenants set forth in this section shall survive the execution, expiration and termination of this Agreement.

      11. Bankruptcy:

      MDNY may terminate this Agreement upon the bankruptcy of IPA, and IPA may terminate this Agreement upon the bankruptcy of MDNY. As used in this section, "bankruptcy" shall mean the filing of a petition commencing a voluntary case under the Bankruptcy Code; a general assignment by it for the benefit of creditors; its insolvency; its inability to pay its debts as they become due; the filing by it of any petition or answer in any proceeding seeking for itself or consenting to, or acquiescing in, any insolvency, receivership, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or regulation, or the filing by it of an answer or other pleading admitting or failing to deny or contest, the material allegations of the petition filed against it in any such proceedings; its seeking or consenting to, or acquiescing in the appointment of, any trustee, receiver or liquidator of it, or any material part of its property; or the commencement against it of an involuntary case under the Bankruptcy Code, or a proceeding under any receivership, composition, readjustment, liquidation, insolvency, dissolution, or like law or statute, or seeking or resulting in the appointment of any trustee, receiver or liquidator of it or any material part of its property, which case or proceeding or appointment is not dismissed or vacated within sixty
(60) days. Termination under this section shall be effective upon the giving of notice thereof.

      12. Confidentiality:

      During the term of this Agreement and thereafter without limitation of time, neither party shall knowingly divulge, furnish or make available to any third person, company, corporation or other organization, without the other party's prior written consent, any confidential or proprietary information of or concerning the other party, including without limitation, confidential methods of operation and organization, confidential lists of providers or beneficiaries or any other such confidential or proprietary information or data, or use any such information otherwise than under this Agreement.

      13. Notices:

      All notices required or given under this Agreement, except for notices given pursuant to Section 8 of this Agreement shall be in writing, addressed as set forth below (or to such other address as any party may so designate by like notice from time to time) and shall be mailed by first-class mail or transmitted, against confirmed receipt, by facsimile. Notices given pursuant to
Section 8 of this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage pre-paid, or transmitted, against confirmed receipt, by facsimile, or by overnight earner or hand. Receipt of notice shall be presumed on the third day after mailing, if the notice is mailed as herein provided, or upon receipt, if notice is seat via facsimile, overnight carrier or hand-delivery.

      If notice is to MDNY, it shall be sent to:

      MDNY Healthcare, Inc.
      One Huntington Quadrangle Suite 4C0I
      Melville, New York 11747
      Fax: (516) 454-1914
      Attention: Chief Executive Officer

      If notice is sent to IPA, it shall be sent to:

      ______________________________________
      ______________________________________
      ______________________________________
      Fax: _________________________________
      Attention: President

      14. Affirmative Action Plan:

      MDNY is an Equal Opportunity Employer which maintains an Affirmative Action Program The parties agree that they will comply with Executive Order
11246, the Vietnam Era Veterans Readjustment Act of 1974, the Drug Free Workplace Act of 1988, and the Vocational Rehabilitation Act in transactions relating to any government contract.

      15. Non-Competition/Exclusivity:

            15.1. Except when required by law or regulation relating to health maintenance organizations (including single purpose HMOs), if during the term of this Agreement IPA or any affiliate, subsidiary, or its parent directly or indirectly begins to operate or files for a license to operate a health maintenance organization or Provider Sponsored Organization or Provider
Sponsored Network in MDNY's service areas, MDNY shall have the right to terminate this Agreement upon one hundred eighty (180) days written notice. IPA shall notify MDNY in writing no less than one hundred eighty (180) days prior to any such occurrence.

            15.2. The exclusivity of this Agreement shall be governed by the terms of Exhibit F, attached hereto and incorporated herein.

            15.3. During the term of this Agreement, IPA is prohibited from soliciting any Member for the purpose of marketing other health maintenance organization plans to Member, with the exception of patients that have a prior relationship with a Participating Provider.

      16. Miscellaneous:

            16.1. This Agreement cannot be changed, modified, amended or suspended except by written agreement executed by all parties affected thereby. This provision shall not apply to modifications made in Exhibit A. Material amendments to this Agreement require prior approval by New York Department of Health thirty
(30) days in advance of their anticipated execution.

            16.2. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or violation hereof.

            16.3. This Agreement shall be governed in all respects by applicable New York State and federal laws. The invalidity or unenforceability of any terms or conditions hereof shall in no way affect the validity or enforceability of any other term or provision. This contract is subject to State Approval.

            16.4.  Because of the special nature of IPA's and IPA  Participating
Providers' services, IPA and IPA Participating Providers may not assign any rights (except to an accounting or billing agent) or delegate any duties of this Agreement without the expressed written consent of MDNY. Any purported assignment or delegation in derogation of this prohibition shall be null and void. MDNY may, for business purposes, assign its rights and/or delegate its obligations to a successor in interest. The New York State Department of Health must be notified of any assignment of this Agreement.

            16.5. None of the provisions of this Agreement is intended to create nor shall be deemed or construed to create any relationship between the parties hereto other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions of this Agreement. Neither of the parties hereto, nor any of their respective employees, shall be construed to be the agent, employer or representative of the other.

            16.6. IPA and MDNY agree that either of them may submit to binding arbitration in a jurisdiction of the State of New York agreed upon by both parties, under such rules as may be agreed to by the parties or, if no other rules are established, under the rules of the National Health Lawyers' Association, any dispute regarding the terms of this Agreement. The controversy would be submitted on an expedited basis to one arbitrator selected from the panels of arbitrators of the National Health Lawyers' Association. IPA and MDNY agree to allocate the costs of such arbitration in accordance with the decision of the arbitrator as to such allocation, if any, and in the absence of any such decision, to share such costs equally. Each party shall bear its own costs for preparing for and appearing at any such arbitration. MDNY and IPA further agree to faithfully abide by and perform any award rendered by the arbitrator and the judgment of any court having jurisdiction may be entered upon the award. The parties hereto agree that the party submitting a controversy to arbitration shall notify the Commissioner of the Department of Health of all issues submitted to arbitration and shall provide the Commissioner with all decisions of such arbitration. The parties further acknowledge that the Commissioner shall not be bound by the decisions of any arbitrations.

            16.7. Neither party shall be liable for any failure, inability or delay to perform hereunder, if such failure, inability or delay is due to war, strike, fire, explosion, sabotage, accident, casualty or any other cause beyond the reasonable control of the parties so failing, providing due diligence is used by that party in curing such cause and in resuming performance.

            16.8. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed the original Agreement, but all of which together will constitute one and the same instrument.

            16.9. This Agreement, including exhibits, attached hereto, constitutes the entire agreement and understanding, written and oral, among the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, understandings, arrangements of any nature, and agreements existing between the parties relating to the subject matter of this Agreement, including the agreement entered into between MDLI Healthcare, Inc. and Island Practice Association I.P.A., Inc.

            16.10. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

            16.11. In the event a party's approval is required in any term or provision of this Agreement, such party's approval shall not unreasonably be withheld.

            16.12. This Agreement shall be subject to the approval of the New York State Department of Health.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

                                       MDNY HEALTHCARE, INC.

                                       /s/ Richard A. Radoccia
                                       -----------------------------------------
                                       Richard A. Radoccia
                                       Chief Executive Officer

                                       IPA Name: /s/ ___________________________
                                                     1/26/98

                                       Officer's Signature: ____________________

                                                Print Name: ____________________
                                                                 President

                           IPA PARTICIPATION AGREEMENT
                                    EXHIBIT A

                            FUND AND RISK ALLOCATION

==============================================================================================================
Fund Allocation*         MDDirect       MDValue         MDSelect     MDClassic       MDSelect65    MDClassic65
--------------------------------------------------------------------------------------------------------------
Shared Risk               30.0%          30.0%           30.0%         30.0%           54.0%          54.0%
--------------------------------------------------------------------------------------------------------------
IPA                       49.0%          47.0%           44.0%         40.5%           26.5%          19.0%
--------------------------------------------------------------------------------------------------------------
Carve-Out(1)               2.5%           4.5%            7.5%          4.5%            3.0%           3.5%
--------------------------------------------------------------------------------------------------------------
Specialty Network(2)        --             --              --           6.5%             --            7.0%
--------------------------------------------------------------------------------------------------------------
Total Allocation          81.5%          81.5%           81.5%         81.5%           83.5%          83.5%
==============================================================================================================

      (1) Amounts are reflective of community HMO rates; actual premiums received depend on benefit design, riders, age/sex and other underwriting factors.

      (2)   As a % of Premium. Above Numbers are rounded to nearest 1/2 percent.

==============================================================================================================
Risk Allocation        MDDirect        MDValue        MDSelect       MDClassic     MDSelect65      MDClassic65
--------------------------------------------------------------------------------------------------------------
Shared Risk             75.00%          75.00%         75.00%          63.00%        75.00%           57.00%
--------------------------------------------------------------------------------------------------------------
IPA                       100%            100%           100%            100%          100%             100%
==============================================================================================================

==============================================================================================================
Risk Allocation        MDDirect        MDValue        MDSelect       MDClassic     MDSelect65      MDClassic65
--------------------------------------------------------------------------------------------------------------
Shared Risk                                                               12%                            18%
--------------------------------------------------------------------------------------------------------------
IPA                                                                      100%                           100%
==============================================================================================================

                           IPA PARTICIPATION AGREEMENT
                                    EXHIBIT B

                          ALLOCATION TO CARVE-OUT FUND

      Except for such IPA Members whose coverage has been specifically modified to exclude or to enhance such coverage, MDNY shall allocate, in accordance with the provisions defined in Section 4 of this Agreement, an amount as set forth in the table below to the Carve-Out Fund to pay for those Covered Services rendered to IPA Members but not provided by IPA. Such allocations shall be subject to retroactive adjustments by MDNY, either upward or downward, consistent with change in membership, change in plan design, or change in premium.

==============================================================================================================
Carve-Outs (pmpm)        MDDirect       MDValue       MDSelect       MDClassic     MDSelect65      MDClassic65
--------------------------------------------------------------------------------------------------------------
Behavioral Health           $4.00         $3.00          $4.00          $4.00         $5.00            $5.00
--------------------------------------------------------------------------------------------------------------
Chiropractic            No Benefit         $.75          $1.70          $1.70         $2.75            $2.75
--------------------------------------------------------------------------------------------------------------
Dental                  No Benefit        $1.25          $2.00          $2.00         $3.80            $3.80
--------------------------------------------------------------------------------------------------------------
Vision                  No Benefit    No Benefit         $2.25          $2.25         $3.75            $3.75
==============================================================================================================

                           IPA PARTICIPATION AGREEMENT
                                    EXHIBIT C

                      ALLOCATION TO SPECIALTY NETWORKS FUND

      Except for such IPA Members whose coverage has been specifically modified to exclude or to enhance such coverage, MDNY shall allocate, in accordance with the provisions defined in Section 4 of this Agreement, an amount as set forth in the table below to the Specialty Networks Fund to pay for those Covered Services rendered to IPA Members but not provided by IPA. Such allocations shall be subject to retroactive adjustments by MDNY, either upward or downward, consistent with change in membership, change in plan design, or change in premium. See Exhibit C-l for specific CPT codes by Specialty.

================================================================================
Specialty Network               Commercial MDClassic       Medicare MDClassico65
--------------------------------------------------------------------------------
Cardiology                                $1.75                    $14.75
--------------------------------------------------------------------------------
Ophthalmology                             $1.25                    $11.75
--------------------------------------------------------------------------------
Orthopedics                               $3.00                     $9.25
--------------------------------------------------------------------------------
Gastroenterology                          $1.00                     $4.18
--------------------------------------------------------------------------------
Podiatry                                  TBD                       TBD
================================================================================

                           IPA PARTICIPATION AGREEMENT
                                   EXHIBIT C-1

CRT Codes by Specialty:

Gastroenterology

43200-43272         Endoscopy
43450-43496         Manipulation
43750-43761         Introduction

44360-44394         Endoscopy, Small Bowel and Stomal
45300-45385         Proctosigmoidoscopy, Sigmoidoscopy, Colonoscopy
46030-46615         Anus-Excision, Introduction & Endoscopy
91000-91299         Gastroenterology Services
99201-99499         Evaluation and Management

Ophthalmology

15820-15823         Blepharoplasty
21280-21282         Canfhoplexy
65091-68899         Eye and Ocular Adnexa
92002-92499         Ophthalmology Services
99201-99499         Evaluation and Management

Orthopedic Surgery

20000-27899         Musculoskeletal System - Non foot and Toes
29000-29909         Casts and Strapping:
61105-61253         Twist Drill, Burr Hole(s), or Trephine
61680-64907         Surgery for Aneurysm, Arteriovenous Malformation or Vascular
                    Disease etc.
99201-99499         Evaluation and Management

Cardiology

33200-33261         Pacemaker or Defibrillator
35450-35476         Transluminal Angioplasty - Open and Percutaneous
92950-93799         Cardiovascular Services
99201-99499         Evaluation and Management

                           IPA PARTICIPATION AGREEMENT
                                    EXHIBIT D

                        DISTRIBUTION OF COVERED SERVICES

    SERVICE                                                     RESPONSIBILITY
    -------                                                     --------------

A.  HOSPITAL SERVICES (INPATIENT)

      1.     Inpatient Hospital Care                            Shared Risk Fund

      2.     Hospital Services at any Hospital whether          Shared Risk Fund
             by Emergency Admission or Pre-authorization
             (excluding Physician Component)

      3.     Inpatient Diagnostic and Therapeutic               Shared Risk Fund
             Services including but not limited to:

         a.  Inpatient Neurology Services

             Inpatient services excluding  Professional         Shared Risk Fund
             Component (e.g., EEG, NCS, EMC, etc.)

         b.  Inpatient Cardiology Services

             Inpatient services excluding Professional          Shared Risk Fund
             Component (e.g.,Treadmills, Holter Monitor,
             EKG, etc.)

         c.  Inpatient Pulmonary Services, Inpatient            Shared Risk Fund
             Services including Professional Component for interpretation (e.g., PFTOs, ABGOs, etc.)

         d.  Inpatient Radiation Therapy Technical              Shared Risk Fund
             Component

         e.  Cardiopulmonary Perfusionist                       Shared Risk Fund

         f.  Inpatient Psychiatric Services including           Shared Risk Fund
             testing, ECT Therapy.

         g.  Inpatient Nephrology Services including            Shared Risk Fund
             Acute and Chronic Dialysis.

         h.  Inpatient Blood Banking Services including         Shared Risk Fund
             Blood Bank and Autologous Blood.

         i.  Inpatient Hospital Surgical Services               Shared Risk Fund
             including Implanted Prosthesis.

         j.  Inpatient Hospital Surgical Services               Shared Risk Fund
             including Implanted Prosthesis.

         k.  Pre-Admit Lab, X-ray, EKG and other                Shared Risk Fund
             pre-admission diagnostic services performed at the hospital or hospital-contracted facilities. (Technical component only.)

    SERVICE                                                     RESPONSIBILITY
    -------                                                     --------------

         l.  Inpatient Lab including clinical and anatomic      Shared Risk Fund
             pathology. (Technical component only.)

         m.  Inpatient radiology, diagnostic and                Shared Risk Fund
             therapeutic and imaging services. (Technical component only)

         n.  Inpatient Diagnostic and Therapeutic Services      Shared Risk Fund
             including but not limited to all of the
             above at any Hospital whether by Emergency
             Admission or Pre-authorization.

B.  HOSPITAL-BASED PHYSICIAN SERVICES

      1.     Anesthesiologist                                   IPA Fund

         a.  General Anaesthesiologv Service

             Inpatient                                          IPA Fund
             Outpatient                                         IPA Fund

         b.  Pain Management Service by Anesthesiologist

      2.     Radiologist, Therapeutic and diagnostic services   IPA Fund

             Inpatient                                          IPA Fund
             Outpatient                                         IPA Fund

      3.     Pathologist

         a.  Inpatient Anatomical and clinical Pathology        Shared Risk Fund

         b.  Outpatient Anatomical Pathology including
             Pap Smear reading IPA Fund and specimens from outpatient surgery.

C. HOSPITAL SERVICES (OUTPATIENT)

      1.     Emergency Room including all services and          Shared Risk Fund
             supplies, including covered care at any
             hospital facility.

      2.     Non-referred Emergency Care.                       Shared Risk Fund

      3.     Lab, X-ray, EKG and other services within the      Shared Risk Fund
             Emergency Department.

      4.     The Professional component of all other            IPA  Fund
             services such as fluorescein angiogram; YAG, ARGON, Krypton lasers; endothelial cell counts, etc.

      5.     Outpatient procedures including outpatient         Shared Risk Fund
             surgery and all services, supplies and
             covered prostheses, equipment and materials
             (technical component only).

      6.     Outpatient X-ray and diagnostic imaging            IPA Fund
             including noninvasive and invasive radiology, but not limited to IVP,

    SERVICE                                                     RESPONSIBILITY
    -------                                                     --------------

             CAT Scan, Nuclear Med., Ultrasound/Transrectal
             Ultrasound, Mammography, Thallium  Treadmills,
             Magnetic Resonance  Imaging, Nephrostomy,
             Stent Placements, Needle Aspirations,
             Annriocentesis, etc. Excluding routine chest and skeletal (Technical component only).

      7.     Outpatient Radiation Therapy Services              IPA Fund
             (Technical Component only).

      8.     Outpatient Rehabilitation Services including       IPA Fund
             but not limited to OT, PT, ST.

      9.     Outpatient Services for Therapeutic Abortion,      IPA Fund
             Tubal Ligations.

     10.     Facility Component for Dialysis                    Shared Risk Fund

     11.     Emergency Medical Transportation and               Shared Risk Fund
             Transportation of Members from one
             institution to another.

D.  OTHER PROFESSIONAL SERVICES

      1.     Home Health Agency care as defined by MDNY         Shared Risk Fund
             but not less than required by Medicare
             (including medical supplies.)

      2.     Durable Medical Equipment and prosfhetics as       IPA Fund
             defined by MDNY, but not less than that
             required by Medicare. Includes orthotics, ostomy supplies.

      3.     Infusion Therapy (administration in the home       Shared Risk Fund
             including but not limited to IV antibiotics, IV hydration, TPN, pain management, enteral nutrition. Includes delivery of drug(s), administration supplies and appropriate training.)

      4.     Social Services and Discharge Planning for         Shared Risk Fund
             Inpatients.

      5.

         a.  Inpatient Rehabilitation Services including        Shared Risk Fund
             but not limited to OT, PT, ST excluding the professional component.

         b.  Outpatient Rehabilitation Services.                IPA Fund

      6.     Inpatient and Outpatient substance abuse and       Carve-Out Fund
             alcohol detoxification and rehabilitation services as indicated in Member's Evidence of Coverage (Technical Component only).

E.  SKILLED NURSING FACILITY CARE

             Inpatient skilled nursing care excluding           Shared Risk Fund
             custodial care.


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

    SERVICE                                                     RESPONSIBILITY
    -------                                                     --------------

F.  HEALTH CARE PROFESSIONAL SERVICES

      1.     Physician Hospital, Consult. Office and            IPA Fund
             Follow-up Visits in any facility, Physician office, consults, and follow up visits in any hospital or any facility including but not limited to immunizations, other injectables, chemotherapy drugs administered as part of an office visit or in the home to non house-bound patients. Medical supplies including but not limited to elastic bandages, dressing materials and catheters.

      2.     Routine chest & skeletal and plain abdominal       IPA Fund
             films, includes Radiologist backup reading.

      3.     Professional Surgical Fees.                        IPA Fund

      4.     Referred Emergency Room Physician Fees except      IPA Fund
             where covered under global ER fee.

      5.     Physician Fees for Urgent Care covered             IPA Fund
             services.

      6.     Fees for office based diagnostic and               IPA Fund
             therapeutic procedures,

      7.     Physician care at any Hospital by emergency        IPA Fund
             admission or pie-authorization.

      8.     Audiologic Evaluations.                            IPA Fund

      9.     Outpatient counseling by LCSW, MSW,                Carve-Out Fund
             Psychologist, Psychiatrist or other mental health professional.

     10.     Outpatient Neurology - Diagnostic and              IPA Fund
             Therapeutic Services including EMG, NCS
             and EEG.

     11.     Nephrology Professional Component for acute        IPA Fund
             and chronic dialysis.

     12.     Outpatient Pulmonary Diagnostic and                IPA Fund
             Therapeutic Services including ABGOs and PFTOs.

     13.     Radiation Oncologist and Therapist,                IPA Fund
             Professional Component.

     14.     Outpatient Cardiology Diagnostic and               IPA Fund
             Therapeutic Procedures and Services (e.g, treadmills, EKG, ECHOS, Dopplers, Non-Invasive vascular studies, Holter Monitor, etc.)

     15.     Outpatient Lab including but not limited to        IPA Fund
             clinical pathology, anatomy pathology and dermatologic pathology,

     16.     Outpatient diagnostic and therapeutic services     IPA Fund
             performed on patients in custodial facilities.

     17.     Medically necessary optometry, post cataract       IPA Fund
             refractions and eyeglasses.

    SERVICE                                                     RESPONSIBILITY
    -------                                                     --------------

     18.     Authorized referrals to non participating          IPA Fund
             physicians including but not limited to all services listed under Section F herein.

     19.     Routine Podiatry as defined in the Member's        Carve-Out Fund
             Subscriber Agreement.

    PHARMACY SERVICES

      1.     Outpatient Prescription Drugs limited to the       IPA Fund
             MDNY Formulary or approved exceptions.

      2.     Outpatient injectable Prescription Drugs.          IPA Fund

H.  OTHER SERVICES

      1.     Routine Optometry Refractions.                     Carve-Out fund

      2.     Routine Chiropractic as defined in the             Carve-Out Fund
             Member's Subscriber Agreement.

   * Some of these covered services will be excluded from the IPA fund for MDClassic(TM) and MDClassic65(TM) members. These services are the responsibility of the Specialty Networks.

                           DPA PARTICIPATION AGREEMENT
                                    EXHIBIT F

                              EXCLUSIVITY AGREEMENT

This Agreement is not intended to be exclusive and either party may contract with any other person or entity for purposes similar to those described in this Agreement, provided, however, MDNY may contract with one or more other medical-surgical independent practice associations or physician-hospital organizations ("PHO") which operate in the Service Area only upon the following conditions:

      1. With regard to medical-surgical independent practice associations or PHOs which operate in the Service Area, other than those affiliated with Catholic Healthcare Network of Long Island ("CHNLI"), MDNY shall: a) demonstrate a deficiency in its service delivery network such that it is unable to satisfy its statutory obligation to maintain a network of health care providers adequate to meet the comprehensive needs of its Members and to provide an appropriate choice of providers sufficient to provide the services covered under its Subscribers' Contracts; and b) provide no less than ninety (90) days' notice to IPA of MDNY's intention to contract with one or more such other medical-surgical independent practice associations or PHOs prior to MDNY entering into a contract with one or more such independent practice associations or PHOs.

      2. With regard to any medical-surgical independent practice association or PHO which operates in the Service Area and is affiliated with CHNU, MDNY may enter into one or more contracts with one or more such other medical-surgical independent practice associations or PHOs for a period of one (I) year from the date of this Agreement.

      3.    The above  conditions  are not  applicable  to any contract MDNY has
            entered   into   with  a   medical-surgical   independent   practice
            association or PHO prior to the date of this Agreement.

                           IPA PARTICIPATION AGREEMENT
                                    EXHIBIT G

               [Attach form of Administrative Services Agreement]


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